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                                 August 13, 2003

                                                                     Exhibit 8.2

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, NY 10013

                  Re:      Citigroup Mortgage Loan Trust Inc.
                           Commercial Mortgage Pass-Through Certificates

Dear Ladies and Gentlemen:

          We have acted as co-counsel for Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). In particular, our representation of the Registrant in connection with the Registration Statement is limited to the extent that the Registration Statement relates to the offering of various series of commercial mortgage pass-through certificates (the "Offered CMBS").

          Each series of Offered CMBS are to be sold as described in the Registration Statement, any amendment thereof, and the prospectus and prospectus supplement relating to such series of Offered CMBS (the "Prospectus" and "Prospectus Supplement," respectively). In general, each series of Offered CMBS will be issued under a pooling and servicing agreement (a "Pooling and Servicing Agreement") between the Registrant and the master servicer, the special servicer, the trustee and any other relevant parties named therein. A form of Pooling and Servicing Agreement has been included as Exhibit 4.7 to the Registration Statement.

          In acting on behalf of the Registrant, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

Citigroup Mortgage Loan Trust Inc.
August 13, 2003
Page 2


          Based upon and subject to the foregoing, we are of the opinion that the description set forth under the caption "Federal Income Tax Consequences" in the form of Prospectus included in the Registration Statement that relates to Offered CMBS correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of an investment in Offered CMBS to investors that are U.S. Persons (as defined in that form of Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.

          We know that we will be referred to under the heading "Federal Income Tax Consequences" in the Prospectus Supplement for each series of Offered CMBS with respect to which we act as counsel to the Registrant, and we hereby consent to such use of our name in that form of Prospectus and each such Prospectus Supplement and to the use of this opinion for filing in connection with the Registration Statement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement including this opinion as an exhibit or otherwise.

          We express no opinion as to any laws other than the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                           Very truly yours,



                                           /s/ Sidley Austin Brown & Wood LLP